EXHIBIT 10.1

ADEPT TECHNOLOGY, INC.

2001 STOCK OPTION PLAN

(Amended Effective 11/4/05)

SECTION 1. PURPOSE OF PLAN

The purpose of this Adept Technology, Inc. 2001 Stock Option Plan (the “Plan”) is to enable Adept Technology, Inc. (the “Company”) to attract, retain and motivate its employees, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

SECTION 2. ADMINISTRATION OF PLAN

2.1 Composition of Committee. This Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), as appointed from time to time by the Board of Directors. The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof. Notwithstanding the foregoing, with respect to any Option that is not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of one or more directors or officers of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Options (as defined in Section 5.1 hereof) under the Plan to Eligible Persons (as defined in Section 4 hereof), to determine all terms of such Options, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents evidencing Options made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

2.2 Powers of the Committee. The Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term “fair market value” shall mean, as of any date, the closing price for a Share (as defined in Section 3.1 hereof) reported for that date by the stock exchange or quotation system on which Shares are then listed or quoted or, if no Shares are traded on any stock exchange or quotation system on the date in question, then the price at which one could reasonably expect such Shares to be sold in an arm’s length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, or in common control with the Company; and (ii) the term “Company” shall mean the Company and its subsidiaries and affiliates, unless the context otherwise requires;

(b) to determine which persons are Eligible Persons, to which of such Eligible Persons, if any, Options shall be granted hereunder and the timing of any such Options, and to grant Options;

(c) to determine the number of Shares subject to Options and the exercise or purchase price of such Shares;

(d) to determine the exchange rate for Options under Section 5.1 of the Plan;

(e) to prescribe and amend the terms of the agreements or other documents evidencing Options made under this Plan (which need not be identical);

(f) to determine whether, and the extent to which, adjustments are required pursuant to Section 7;

(g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Option granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(h) to make all other determinations deemed necessary or advisable for the administration of this Plan.

2.3 Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons and Participants (as defined in Section 4 hereof). The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

SECTION 3. STOCK SUBJECT TO PLAN

3.1 Aggregate Limits. The aggregate number of shares of the Company’s Common Stock, par value $0.001 (“Shares”), issued pursuant to all Options granted under this Plan shall not exceed 520,000 (representing 2,600,000 shares on a pre-one-for-five reverse split basis). Such limits shall be subject to adjustment as provided in Section 7. The Shares issued pursuant to this Plan may be Shares that either were reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

3.2 Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Option and shall not include Shares subject to Options that have been canceled, expired or forfeited or Shares subject to Options that have been delivered to the

Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Option.

SECTION 4. PERSONS ELIGIBLE UNDER PLAN

All employees of the Company or, if determined by the Committee, of any of its subsidiaries or affiliates, shall be eligible to receive the grant of Options hereunder (an “Eligible Person”). A “Participant” is any current or former Eligible Person to whom an Option has been made and any person (including any estate) to whom an Option has been assigned or transferred pursuant to Section 6.1.

SECTION 5. OPTIONS

5.1 Grant of Options. The Committee may grant an Option or provide for the grant of an Option to an Eligible Person, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others.

Options granted to an Eligible Person may, in the discretion of the Committee, be in exchange for a reduction in the Eligible Person’s compensation, in an amount determined by the Committee in its total and absolute discretion (the “Salary-for-Options Program”). If such reduction is pursuant to an election permitted by the Committee, any such election shall be made in accordance with procedures adopted by the Committee and no later than December 15 of the calendar year preceding the calendar year for which such election is effective or, in the case or a new hire or rehire, fifteen days of his date of hire or rehire, or such other date as determined by the Committee. Such election shall be irrevocable for the calendar year, provided that the Committee may permit an Eligible Person who experiences an unforeseeable emergency (as defined under Treasury Regulation section 1.457-2(h)(4)) to revoke such election on a prospective basis.

5.2 Option Document. Each document representing an Option (an “Option Document”) shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

5.3 Option Price. The purchase price per share of the Shares subject to each Option granted under this Plan shall equal 100% of the fair market value of such Stock on the date the Option is granted.

5.4 Option Term. The “Term” of each Option granted under this Plan shall be 10 years from the date of its grant, unless the Committee provides otherwise.

5.5 Option Vesting. Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s Term as determined by the Committee. Unless specifically provided otherwise by the Committee, each Option granted under this Plan under the Salary-for-Options Program shall be exercisable in equal monthly increments over the salary deferral period from the date of grant, if the Eligible Person is an employee on such date. In addition, all Options granted under the Salary-for-Options Program shall be fully exercisable upon the Eligible Person’s termination of employment for any reason, including Disability or death, or upon a Change of Control, provided that such Options have not previously been forfeited pursuant to Section 5.6. Unless otherwise provided by the Committee, each Option granted other than pursuant to the Salary-for-Options Program shall be exercisable in equal monthly increments over a four (4) year vesting period, and, upon the Eligible Person’s termination of employment, shall be exercisable in accordance with Section 5.6(b) below. At any time after the grant of an Option the Committee may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option. For purposes of this Plan, a “Disability” is a total and permanent disability as defined in Section 22(e)(3) of the Code.

5.6 Termination of Employment or Service.

(a) With respect to Options granted pursuant to the Salary-for-Options Program, the following provisions shall apply:

Subject to Section 8, upon a termination of employment by a Participant prior to the full exercise of an Option, the unexercised portion of the Option shall be forfeited unless exercised within thirty (30) days of such termination, unless otherwise provided by the Committee. Notwithstanding the foregoing, an Option shall be exercisable in full for one (1) year following a Participant’s death or Disability, unless otherwise provided by the Committee.

Notwithstanding the foregoing, if an Employee is involuntarily terminated, the Company may choose in its discretion to cancel the unexercised Options and pay to the Employee cash equal to the amount of base salary reduced under the Plan with respect to such remaining unexercised Options.

(b) With respect to Options granted other than pursuant to the Salary-for-Options Program, upon the termination of the Participant’s employment, his or her rights to exercise an Option then held shall be only as follows:

(1) Death. Upon the death of a Participant while in the employ of the Company or its Subsidiaries, all of the Participant’s Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the six (6) months next succeeding the date of death. Any and all Options that are unexercised during the six (6) months next succeeding the date of death shall terminate as of the end of such six (6) month period.

If a Participant should die within thirty (30) days of his or her termination of employment with the Company or its Subsidiaries, an Option shall be exercisable by his or her estate, heir or beneficiary at any time during the six (6) months succeeding the date of termination, but only to the extent of the number of shares as to which such

Option was exercisable as of the date of such termination. Any and all Options that are unexercised during the six (6) months succeeding the date of termination shall terminate as of the end of such six (6) month period. A Participant’s estate shall mean his or her legal representative or other person who so acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

(2) Disability. Upon termination as a result of the Disability of any Participant, all of the Participant’s Options then held shall be exercisable for a period of six (6) months after termination. Any and all Options that are unexercised during the six (6) months succeeding the date of termination shall terminate as of the end of such six (6) month period.

(3) Retirement. Upon Retirement of a Participant, the Participant’s Options then held shall be exercisable for a period of twelve (12) months after Retirement. The number of shares with respect to which the Options shall be exercisable shall equal the total number of shares which were exercisable under the Participant’s Option on the date of his or her Retirement. Any and all Options that are unexercised during the twelve (12) months or three (3) months (as appropriate) succeeding the date of termination shall terminate as of the end of such twelve (12) or three (3) month period. Retirement” shall have the meaning specified by the Committee in the terms of an Option grant or, in the absence of any such term, shall mean retirement from active employment with the Company or its Subsidiaries (i) at or after age 55 and with the approval of the Committee or (ii) at or after age 65. The determination of the Committee as to an individual’s Retirement shall be conclusive on all parties.

(4) Cause. If a Participant’s employment is terminated by the Company for cause (as determined by the Committee in its sole discretion), all Options granted to such Participant shall terminate as of such date.

(5) Other Reasons. Upon the date of a termination of a Participant’s employment for any reason other than those stated above in Sections 5.6(b)(1), (b)(2), (b)(3) and (b)(4), any Option that is otherwise exercisable and not expired as of such termination date shall expire on the date which is thirty (30) days following such termination date.

5.7 Payment of Exercise Price. The exercise price of an Option shall be paid in the form of one of more of the following, as the Committee shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) cash or certified or cashiers’ check, (b) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (c) other property deemed acceptable by the Committee, (d) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option or (e) any combination of (a) through (d).

SECTION 6. OTHER PROVISIONS APPLICABLE TO OPTIONS

6.1 Transferability. Unless the agreement or other document evidencing an Option (or an amendment thereto authorized by the Committee) expressly states that the Option is transferable as provided hereunder, no Option granted under this Plan, nor any interest in such Option, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may grant an Option or amend an outstanding Option to provide that the Option is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined in Rule 16a-1(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s immediate family, provided that following any such transfer or assignment the Option will remain subject to substantially the same terms applicable to the Option while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms.

6.2 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Options on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Option. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Option that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

6.3 Documents Evidencing Options. The Committee shall, subject to applicable law, determine the date an Option is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s), may establish the terms of agreements or other documents evidencing Options under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Option under this Plan shall not confer any rights upon the Participant holding such Option other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Option (or to all Options) or as are expressly set forth in the agreement or other document evidencing such Option.

SECTION 7. CHANGES IN CAPITAL STRUCTURE

7.1 Corporate Actions Unimpaired. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as herein expressly provided, (i) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options theretofore granted or the purchase price per share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to Participant.

7.2 Adjustments Upon Certain Events. If the outstanding Shares or other securities of the Company, or both, for which the Option is then exercisable or as to which the Option is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the Committee may, and if such event occurs after a Change of Control (as defined in Section 8 hereof), the Committee shall appropriately and equitably adjust the number and kind of Shares or other securities which are subject to the Plan or subject to any Options theretofore granted, and the exercise or settlement prices of such Options, so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise or settlement price. If the Company recapitalizes or otherwise changes its capital structure or dissolves (each of the foregoing a “Fundamental Change”), then thereafter upon any exercise of an Option theretofore granted, unless otherwise determined by the Committee, the Participant shall be entitled to purchase under such Option, in lieu of the number of Shares as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of Shares as to which such Option is then exercisable.

SECTION 8. CHANGE OF CONTROL

8.1 Definitions. Unless the Committee provides otherwise,

For purposes of the Plan and Options granted under the Plan, the term “Change of Control” shall mean:

(i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the Company’s Common Stock immediately prior to such transaction),

(ii) the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),

(iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding Shares by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act),

(iv) the dissolution or liquidation of the Company,

(v) a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board, or

(vi) any other event specified by the Committee, regardless of whether at the time an Option is granted or thereafter.

8.2 Effect of Change of Control. The Committee may provide, either at the time an Option is granted or thereafter, that a Change of Control shall have such effect as specified by the Committee, or no effect, as the Committee in its sole discretion may provide. Without limiting the foregoing, the Committee may but need not provide, either at the time an Option is granted or thereafter, that if a Change of Control occurs, then effective as of a date selected by the Committee, the Committee (which for purposes of the Changes of Control described in Sections 8.1(iii) and (v) above shall be the Committee as constituted prior to the occurrence of such Change of Control) acting in its sole discretion without the consent or approval of any Participant, will effect one or more of the following alternatives or combination of alternatives with respect to all outstanding Options: (1) in the case of a Change of Control specified in clauses (i), (ii) or (iv) of Section 8.1, accelerate the time at which Options then outstanding may be exercised in full for a limited period of time on or before a specified date (which will permit the Participant to participate with the Common Stock received upon exercise of such Option in the event of a Change of Control specified in clauses (i), (ii) or (iv) of Section 8.1, as the case may be) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for their then remaining term, or (3) require the mandatory surrender to the Company of outstanding Options held by such Participant (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or not later than sixty days after such Change of Control, specified by the Committee, and in such event the Committee shall thereupon cancel such Options and the Company shall pay to each Participant an amount of cash equal to the excess of the fair market value of the aggregate shares subject to such Option over the aggregate Option price of such shares; provided, however, the Committee shall not select an alternative (unless consented to by the Participant) that, if the Participant exercised his accelerated Options pursuant to alternative 1 or 2 and participated in the transaction specified in clause (i), (ii) or (iv) or received cash pursuant to alternative 3, would result in the Participant’s owing any money by virtue of operation of Section 16(b) of the Exchange Act. If all such alternatives have such a result, the Committee shall take such action, which is hereby authorized, to put such Participant in as close to the same position as such Participant would have been in had alternative 1, 2 or 3 been selected but without resulting in any payment by such Participant pursuant to Section 16(b) of the Exchange Act. Notwithstanding the foregoing proviso, with the consent of the Participant, the Committee may in lieu of the foregoing sentence make such provision with respect of any Change of Control as it deems appropriate.

SECTION 9. TAXES

9.1 Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Committee determines are required in connection with any Option granted under this Plan, and a Participant’s rights in any Option are subject to satisfaction of such conditions.

9.2 Payment of Withholding Taxes. Notwithstanding the terms of Section 9.1, the Committee may provide in the agreement or other document evidencing an Option or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Nonqualified Option or the exercise, vesting, settlement or transfer of any other Option shall be paid or, at the election of the Participant, may be paid by the Company by withholding shares of the Company’s capital stock otherwise issuable or subject to such Option, or by the Participant delivering previously owned shares of the Company’s capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

SECTION 10. AMENDMENTS OR TERMINATION

The Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Option made under this Plan but, except as provided pursuant to the anti-dilution adjustment provisions of Section 7.2, no such amendment shall:

(a) reduce the price at which Options may be granted below the price provided for in Section 5.3;

(b) after any Change of Control, impair the rights of any Option holder without such holder’s consent.

Notwithstanding the foregoing, and subject to adjustment pursuant to Section 7.2, the Plan may not be amended to materially increase the number of shares of Common Stock authorized for issuance or reduce the exercise price of outstanding Options, unless approved by the Company’s shareholders.

SECTION 11. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

This Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Options, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees, directors and consultants.

No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Options and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Option and/or Shares pursuant to any Option may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 12. OPTION GRANTS BY SUBSIDIARIES

In the case of a grant of an Option to any Eligible Person employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the Optionholder in accordance with the terms of the Option specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Option may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

SECTION 13. NO RIGHT TO COMPANY EMPLOYMENT

Nothing in this Plan or as a result of any Option granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual’s employment at any time. The agreements or other documents evidencing Options may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 14. LIABILITY OF COMPANY

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Eligible Person or other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Eligible Person or other person due to the receipt, exercise or settlement of any option or other Option granted hereunder.

SECTION 15. EFFECTIVENESS AND EXPIRATION OF PLAN

This Plan shall be effective on the date the Board of Directors adopts this Plan. No Options shall be granted pursuant to this Plan more than 10 years after the effective date of this Plan.

SECTION 16. NON-EXCLUSIVITY OF PLAN

The adoption of this Plan by the Board shall not be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 17. GOVERNING LAW

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delawareand applicable federal law. The Committee may provide that any dispute as to any Option shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Option to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

II. AGREEMENT

1. Grant of Option. The Committee that administers the Adept Technology, Inc. 2001 Stock Option Plan (the “Plan”) hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”) a Nonqualified Option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. Unless noted otherwise, capitalized terms hereunder have the same meaning as defined in the Plan.

2. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out below and the applicable provisions of the Plan and this Option Agreement. In the event of termination of Optionee’s employment, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

(i) Vesting Schedule: This Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice of Grant, to which this Option Agreement is attached and which becomes a part hereof. (Vesting at 1/48th of the total number of shares per month from the date of grant.)

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash;

(b) check;

(c) delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

(d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

(a) Termination Period: This Option may be exercised for 30 days after termination of Optionee’s employment. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In no event shall this Option be exercised later than the Term/Expiration Date of the Option as provided above or in the Notice of Grant.

6. Tax Consequences. Some of the federal and state tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercising the Option. The Optionee will incur regular federal income tax and state income tax liability upon exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. The Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b) Disposition of Shares. If the Optionee holds the Shares purchased upon exercise of the Options for at least one year from the date of exercise, any gain realized on disposition of the Shares will be treated as long-term capital gain (or loss) for federal income tax purposes. If the Shares are held for less than one year from the date of exercise, any gain or loss will be treated as short-term.

7. California State Securities Laws. Optionee understands that the Option is being granted pursuant to an exemption from registration or qualification under the California state securities laws. As a result, certain representations must be obtained from the Optionee. In connection with the Option grant, Optionee represents the following:

(a) Optionee is acquiring the securities for the undersigned’s own account and not with a view to or for sale in connection with any distribution of the Option or underlying shares of common stock;

(b) Optionee has a preexisting personal or business relationship with the Company, and is an officer or director of the Company.

(c) By reason of such Optionee’s business or financial experience, the undersigned has the capacity to protect his own interests in connection with the grant of the Option and issuance of common stock thereunder.

8. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

By your signature and the signature of the Company’s representative above, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated above.